UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2021

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange
6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Certain Directors Not Standing for Re-election; Resignation of Adam S. Markman as Executive Vice President, Chief Financial Officer and Treasurer

On February 26, 2021, Edward A. Glickman, James L. Lozier, Jr., and Kenneth Shea each notified Equity Commonwealth (“EQC”) that they would not stand for re-election as trustees. The terms of Messrs. Glickman, Lozier and Shea will end at the conclusion of the annual meeting of shareholders in June 2021 (the “Annual Meeting”).  The decisions of each of Messrs. Glickman, Lozier and Shea were not the result of any disagreement with EQC management or the Board.  EQC currently anticipates reducing the size of its Board of Trustees (the “Board”) to eight trustees effective upon the conclusion of the Annual Meeting.

On February 26, 2021, Adam S. Markman, the Executive Vice President, Chief Financial Officer and Treasurer (“CFO”) of EQC notified EQC that he will leave his position as CFO and principal financial officer of EQC, effective as of March 31, 2021 (such date, the “Separation Date”).  On March 1, 2021, EQC and its subsidiary, Equity Commonwealth Management LLC (“ECM”) (EQC and ECM are hereafter individually or collectively referred to as the “Company”) and Mr. Markman entered into a Separation Agreement and Release (the “Separation Agreement”) in connection with Mr. Markman’s departure.  Mr. Markman indicated that he is not leaving his role as the result of any disagreement with EQC management or the Board.

Under the Separation Agreement, Mr. Markman is entitled to receive all amounts accrued to him through the Separation Date, including his base salary and vacation pay, to the extent provided by Company policy or required by applicable law.

In addition, subject to Mr. Markman’s delivery of an irrevocable release of claims as provided by the terms of the Separation Agreement, following the Separation Date, Mr. Markman will also receive, as a lump sum payment:

●
$101,139, for his pro rata cash bonus for service in 2021, calculated as follows: his 2020 annual cash bonus award of $410,176 (the “2020 Annual Cash Bonus Award”), multiplied by a fraction, the numerator of which is the number of days in 2021 through the Separation Date and the denominator of which is 365;

●
An amount equal to three (3) times the sum of (x) Mr. Markman’s current annual base salary of $566,500, and (y) $585,955, which is the average of the 2020 Annual Cash Bonus Award and his 2019 annual cash bonus award of $761,733; and

●
$50,880, which amount is equal to (x) twenty-four (24) multiplied by (y) the employer’s portion of the monthly premium in effect on the Separation Date for family coverage under the Company’s group health plan.

Further, the Company has agreed that (i) all outstanding, unvested equity awards held by Mr. Markman that are subject solely to time-based vesting conditions will fully vest as of the Separation Date, and (ii) all outstanding, unvested equity awards held by Mr. Markman that are subject to performance-based vesting conditions (the “Performance-Based Awards”) will remain eligible to become earned, vested and settled based on, and at the time that, the actual level of achievement of the applicable performance criteria is determined at the end of the applicable performance period for such Performance-Based Awards.

The Company will have separation expense and related costs of approximately $7 million in the quarter ending March 31, 2021 reflecting the above payments and accelerated vesting to Mr. Markman.

A complete copy of the Separation Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-Q for the quarter ending March 31, 2021.

(c) Appointment of William H. Griffiths as Senior Vice President, Chief Financial Officer and Treasurer

On March 1, 2021, the Board appointed William H. Griffiths, as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of April 1, 2021.  Mr. Griffiths will also serve as the Company’s designated principal financial officer for Securities and Exchange Commission (“SEC”) reporting purposes.

Mr. Griffiths, age 47, has served the Company as Senior Vice President - Capital Markets since 2014. Prior to joining EQC, Mr. Griffiths served in a similar role as part of the asset management and investment teams at EQX Real Estate Partners and Equity Group Investments from January 2014.  Prior to his tenure at Equity Group Investments, Mr. Griffiths had similar responsibilities for Helix Funds, where he financed over $2.2 billion in real estate assets and participated in the acquisition, management, and disposition of those assets.  Prior to joining Helix Funds, Mr. Griffiths worked at Equity Office Properties Trust, where he served as Director of Business Development and was actively involved in more than $12 billion of investment activity that included Equity Office’s mergers with Cornerstone and Spieker. Earlier in his career, Mr. Griffiths was an Associate in the Real Estate Investment Banking group at J.P. Morgan in New York, where he was involved in a wide variety of M&A, equity and debt financing, and asset sale assignments. Mr. Griffiths holds an M.B.A. from Stanford University’s Graduate School of Business and a B.A. in both Mathematical Methods in the Social Sciences and Economics from Northwestern University.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Griffiths reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Griffiths reportable under Item 401(d) of Regulation S-K.

The Compensation Committee of the Board has approved Mr. Griffiths’ 2021 compensation arrangements in connection with his appointment to the position of Chief Financial Officer of the Company, effective April 1, 2021. These arrangements include total target compensation of $877,540, consisting of the following: (i) an annual base salary equal to $383,112 per annum; (ii) a target bonus of $272,010 under the Company’s short-term incentive program for our named executive officers; and (iii) a target equity award for 2021 performance under the Company’s long-term incentive program of $222,418. Mr. Griffiths’ participation in the Company’s short-term and long-term incentive programs will be on terms and conditions consistent with those applied to our named executive officers of the Company, which are described in the Company’s Schedule 14A, proxy statement for the annual meeting of shareholders, filed with the SEC on April 24, 2020.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release announcing the matters described herein.

The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1
Press Release issued by Equity Commonwealth dated March 1, 2021, announcing the departure of Adam S. Markman as Executive Vice President, Chief Financial Officer and Treasurer, effective March 31, 2021 and the naming of William H. Griffiths as Senior Vice President, Chief Financial Officer and Treasurer, effective April 1, 2021; and decisions of Edward A. Glickman, James L. Lozier, Jr., and Kenneth Shea to not stand for re-election to the Board of Trustees.

104	The cover page from this Current Report on form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 1, 2021